As filed with the Securities and Exchange Commission on June 12, 2003

Registration No. 333-102117

SECURITIES AND EXCHANGE COMMISSION
Washington, DC, 20549

AMENDMENT NO. 4
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______MAYFAIR MINING & MINERALS, INC.______
(Name of registrant as specified in its charter)
NEVADA	1081	45-0487294
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

MAYFAIR MINING & MINERALS, INC.
South Lodge, Paxhill Park,
Lindfield, West Sussex, UK, RH16 2QY
44-(1444)-482872
(Address and Telephone Number of Registrant's
principal place or intended principal place of
business and it's principal executive offices)

Sutton Lawrence, LLP 4745 Caughlin Parkway, Ste. 200 Reno, Nevada 89509 (775) 824-0300 (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box [ ]
_____________________________________________________________________________________
CALCULATION OF REGISTRATION FEE
Securities To Be Registered		Aggregate Amount To be Registered	Offering Price Per Share	Offering Price	Registration Fee [1]

Common Stock	Minimum	400,000 shares	$0.10	$40,000
	Maximum	1,500,000 shares	$0.10	$150,000	$13.80
_____________________________________________________________________________________

[1] Estimated solely for the purposes of calculating the registration fee under Rule 457(o).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE WHERE OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY OF THE STATES.

Prospectus
MAYFAIR MINING & MINERALS, INC.
Shares of Common Stock
400,000 - 1,500,000

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 1,500,000 shares of common stock on a best efforts basis. The offering price is $0.10 per share. We must sell a minimum of 400,000 shares in order to receive any proceeds from the offering. The proceeds from the sale of the shares will be placed in a US non-interest bearing trust account (the "Escrow Account") with Fraser & Company, Barristers and Solicitors, of 1200 - 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2 (the "Escrow Agent") until 400,000 shares have been sold. The offering will be for a period of 90 days from the effective date, which will end on __________, 2003 and may be extended for an additional 90 days if we choose to do so (the "Termination Date").

This offer is being made on a 400,000 share minimum, 1,500,000 share maximum basis. In the event the minimum of 400,000 shares is not sold by the Termination Date, all funds shall be promptly returned to the investors, without interest.

Investing in our common stock involves risks. See "Risk Factors - Risks Associated with This Offering on page 8."

______________________________________________________________________________

Price	Aggregate	Proceeds
Per Share	Offering Price	To Us

______________________________________________________________________________
Common Stock	$0.10	Minimum	$40,000	$40,000
	$0.10	Maximum	$150,000	$150,000[1]

______________________________________________________________________________

1 Before deducting estimated expenses of $40,000, all of which will be paid by Mayfair Mining & Minerals, Inc.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is June 12, 2003.

TABLE OF CONTENTS
Summary of Our Offering	4
Risk Factors	6
Risk Associated with our Company	6
1. Because our auditors have issued a going concern opinion we may not be able to achieve our objectives and may have to suspend or cease operations.	6
2. We expect losses to continue, and failure to generate revenues could cause us to go out of business.	6
3. We have no known mineral reserves and if we cannot find any we will have to cease operations.	6
4.We may not be able to work and generate income if weather conditions interrupt our exploration program.	6
5. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.	6
6. We will have to suspend our exploration plans if we do not have access to all the supplies and materials we need.	7
7. We will have to raise more money as we may not have enough money to complete our exploration.	7
8. A direct conflict of interest could result because two of our officers and directors have conflicts of interest in that they are officers or directors of other mining companies.	7
9. In the future, your shareholdings could be diluted because we may conduct further offerings.	7
10. Because the recorded owner has superior title, if the recorded owner breached his contract with us, the investors could lose their money, as the deed is not registered in our name.	7
11. You may have difficulties in recovering any damages against the Company and the Company's Directors and Officers.	7
Risks Associated with This Offering	8
1. You will not have control of the Company after the Offering.	8
2. You will not receive the same benefits as the founders and may suffer greater loss than the founders and they will receive a substantial benefit from your investment.	8
3. Because there is no public trading market for our common stock, you will not be able to resell your shares.	8

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

We are an exploration stage company. We currently own the right to explore one property located in the Slocan Mining Division of British Columbia comprised of six claims. We are not the recorded owner of this property. The title of the claims and the right to explore this property are recorded in Clive de Larrabeiti's name to avoid paying additional fees. However, title to the claims has been conveyed to us in an unrecorded deed. Mr. de Larrabeiti is an officer and director of the Company. See "Business Background". We intend to explore for silver, lead and zinc on the property on which we own mining interests.

Our administrative office is located at South Lodge, Paxhill Park, Lindfield, West Sussex, UK, RH16 2QY, telephone number (1444)-482872, and our registered statutory office is located at 4745 Caughlin Parkway, Suite 200, Reno, Nevada, USA, 89509. Our fiscal year end is March 31.

The Offering

Following is a brief summary of this offering. See the "Plan of Distribution-Terms of the Offering" in this prospectus for a more detailed description of the Offering:
Securities being offered:	Up to 1,500,000 shares of common stock, par value $0.001
Offering Price per share:	$0.10
Offering Period:	The shares are being offered for a period not to exceed 90 days from the effective date, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company:	$40,000 if minimum number of shares are sold and up to $110,000 if maximum number of shares are sold
Use of Proceeds:	We will use the proceeds to pay for offering expenses, research and exploration. See "Use of Proceeds"
Number of shares outstanding:	7,000,000
Number of shares outstanding after the Offering:	7,400,000 if minimum number of shares are sold and 8,500,000 if all of the shares are sold

We will sell shares in this offering through Clive de Larrabeiti, one of our officers and directors. Mr. de Larrabeiti intends to offer the shares through investment meetings and to friends and our officers and directors.

We must sell a minimum of 400,000 shares in this offering and the shares will be sold on a best efforts basis only. We offer to sell up to 1,500,000 shares, which is the maximum number of shares to be sold. If we raise less than $40,000 in this offering, all funds shall be promptly returned to the investors, without interest.

We are not listed for trading on any stock exchange or automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with our company

1. Because our auditors have issued a going concern opinion, we may not be able to achieve our objectives and may have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is a doubt that we can continue as an ongoing business for the next twelve months. If we cannot continue our business for the next twelve months, we may have to suspend or cease operations and you will lose your investment.

2. We expect losses to continue, and failure to generate revenues could cause us to go out of business.

We were incorporated on August 14, 2002, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have not generated any operating revenues since inception. Our net loss since inception to March 31, 2003 is $3,288. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known mineral reserves and if we cannot find any we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing lead, silver or zinc or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

4. We may not be able to work and generate income if weather conditions interrupt our exploration program.

Our proposed exploration work can only be performed approximately five to seven months of the year. This is because snow causes roads leading to our claims to be impassable during five to seven months of the year. When roads are impassable, we are unable to work and generate income.

5. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests on the property on which we own mining interests. In particular, we may not:

devote the time we would like to explore the property on which we own mining interests.;

spend as much money as we would like to explore the property on which we own mining interests;

rent the quality of equipment we would like to have for exploration;

have the number of people working on the property on which we own mining interests that we would like to have.

By limiting our operations, it will take longer to explore the property on which we own mining interests. There are other larger exploration companies that could and probably would spend more time and money exploring the property that we have acquired.

6. We will have to suspend our exploration plans if we do not have access to all the supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

7. We will have to raise more money as we may not have enough money to complete the exploration of the property on which we own mining interests.

We may not have enough money to complete the exploration of the property on which we own mining interests. If it turns out that we do not have enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money, and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

8. A direct conflict of interest could result because two of our officers and directors are officers or directors of other mining companies.

Two of our officers and directors have conflicts of interest in that they are officers or directors of other mining companies. In the future, if we decide to acquire a mining property, which is also sought by one of the companies of which Mr. Clive de Larrabeiti or Mr. Paul Chung is an officer or director, a direct conflict of interest could result.

9. In the future, your shareholdings could be diluted because we may conduct further offerings.

We may conduct further offerings in the future to finance our current project or to finance subsequent projects that we decide to undertake. If we decide to raise money or conduct further offerings in the future, your shareholdings will be diluted.

10. Because the recorded owner has superior title, if the recorded owner breached his contract with us, the investors could lose their money, as the deed is not registered in our name.

The title to the claims are recorded in Mr. Clive de Larrabeiti's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500 (Canadian Dollars) and file other documents since we are a foreign corporation in Canada. An unrecorded deed is one by which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Should Mr. de Larrabeiti transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none.

11. You may have difficulties in recovering any damages against the Company and the Company's Directors and Officers.

You may sue the Company for damages in the US because the address for the agent for service is located in Nevada. However, for the recovery of damages against the Company and/or the directors and officers, you may have to start legal proceedings in either British Columbia, Canada, where the Company's property is located or in the United Kingdom, where the principal and executive offices are located.

Risks Associated With This Offering

1. You will not have control of the Company after the Offering.

Even if we sell all 1,500,000 shares of common stock in this offering, Messrs. de Larrabeiti, Smith and Abood will still own 7,000,000 shares and will continue to control the Company. As a result, upon completion of this offering, regardless of the number of shares we sell, Messrs. de Larrabeiti, Smith and Abood will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations will not exist.

2. You will not receive the same benefits as the founders and may suffer greater loss than the founders and they will receive a substantial benefit from your investment.

Mr. de Larrabeiti, Mr. Smith and Mr. Abood, our only shareholders, will receive a substantial benefit from your investment. They have supplied cash of $7,000 and loans totaling $16,536 as of the date of this prospectus which have to be repaid. You, on the other hand, will be providing nearly all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs. de Larrabeiti, Smith and Abood will only lose approximately $7,000.

3. Because there is no public trading market for our common stock, you will not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system to resell your shares. If you do want to resell your shares you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

4. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 7,000,000 shares of stock were issued to Mr. de Larrabeiti, Mr. Smith and Mr. Abood. They paid an average price of $0.001 per share. Subject to the restrictions described under "Principal Stockholders-Future Sales by Existing Stockholders", they will likely sell a portion of their stock if the market price goes up. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

USE OF PROCEEDS

Our offering is being made through one of our officers and directors on a 400,000 shares minimum and 1,500,000 shares maximum basis. The net proceeds to us after deducting offering expenses of $40,000 will be $110,000 if all of the shares are sold. The first $40,000 raised will be used for offering expenses. We will use the net proceeds as follows:
Amount raised	$40,000	$100,000	$150,000
Allocation
Offering expenses*	$40,000	$40,000	$40,000
Exploration	$0	$10,000 Phase 1 $35,000 Phase 2 $15,000 Phase 3	$10,000 Phase 1 $35,000 Phase 2 $50,000 Phase 3
Working capital: legal accounting audit miscellaneous	$0 $0 $0 $0	$0 $0 $0 $0	$7,000 $3,500 $1,500 $3,000

* offering expenses that have been paid by the interest free loans from Mr. de Larrabeiti, one of our officers, before the completion of this offering will be repaid to him from the proceeds upon the completion of this offering.

If we raise less than $40,000 in this offering, we will return all proceeds raised to the investors. By a binding agreement dated April 20, 2003, Mr. de Larrabeiti entered into an agreement with the Company whereby he agreed to loan funds up to $45,000 including the offering expenses to satisfy the Company's current cash requirement before the completion of this offering. If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the costs associated with Phase 1 and Phase 2 of our exploration program and partial of the costs associated with Phase 3. To complete Phase 3 of the exploration program we will consider borrowing funds from our officers and directors or conducting another public offering or a private placement. If we raise $150,000 we will be able to pay our offering expenses and pay the costs associated with all three Phases of the exploration program.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If the proposed exploration program yields a significant discovery of minerals in Phase 1, we will focus our efforts on that discovery in a Phase 2 program that would probably entail trenching. This phase of exploration is more focused than that of Phase 1 and will provide more detailed data toward determining the size of the discovery. Continued success in Phase 2 would lead to Phase 3 diamond drilling and the completion of a feasibility study to determine whether or not an economically viable mineral reserve exists. See "Business-Our Proposed Exploration Program".

We concurrently intend to use the proceeds of this offering substantially in the manner set forth above and Mr. de Larrabeiti has agreed in the agreement dated April 20, 2003 that no proceeds from this offering will be used to repay the loans to the Company except that the offering expenses incurred before the completion of this offering will be repaid. These loans with no interest will be paid when the Company generates revenue, conducts another public offering or a private placement. We reserve the right to reassess and reassign the use, if in the judgment of our board of directors, changes are necessary or advisable in the following circumstances:

(a) if the required exploration costs of Phase 1 or Phase 2 are more than we estimated because of unexpected conditions on the property, then we will increase the use of proceeds for Phase 1 or Phase 2.

(b) if the exploration programs conducted in Phase 1 or 2 do not generate any encouraging results, we will have to seek to explore other properties and the funds available will be used for the other properties.

We have no plan to engage in any alternative business if we cease or suspend operation as a result of not having enough money to complete any phase of the exploration program.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history

the proceeds to be raised by the offering

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders our relative cash requirements

the price we believe a purchaser is willing to pay for our stock.

See "Plan of Distribution-Terms of the Offering".

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of March 31, 2003, the net tangible book value of our shares of common stock was $3,709 or approximately $0.001 per share based upon 7,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,500,000 shares to be outstanding will be $153,709, or approximately $0.018 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.017 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.018 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 8,125,000 shares to be outstanding will be $116,209, or approximately $0.014 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.013 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.014 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 7,750,000 shares to be outstanding will be $78,709, or approximately $0.010 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.009 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.010 per share.

Upon completion of this offering, in the event 26.66% of the shares are sold, the net tangible book value of the 7,400,000 shares to be outstanding will be $43,709, or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. New investors will incur an immediately dilution from $0.10 per share to $0.005 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 17.65% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 82.35% of the total number of shares then outstanding for which they have made contributions of cash totaling $7,000, or approximately $0.001 per share.

After completion of this offering, if 1,125,000 shares are sold, new investors will own approximately 13.85% of the total number of shares then outstanding for which new investors will have made a cash investment of $112,500, or $0.10 per share. Our existing stockholders will own approximately 86.15% of the total number of shares then outstanding for which they have made contributions of cash totaling $7,000, or approximately $0.001 per share.

After completion of this offering, if 750,000 shares are sold, new investors will own approximately 9.68% of the total number of shares then outstanding for which new investors will have made a cash investment of $75,000, or $0.10 per share. Our existing stockholders will own approximately 90.32% of the total number of shares then outstanding for which they have made contributions of cash totaling $7,000, or approximately $0.001 per share.

After completion of this offering, if 400,000 shares are sold, new investors will own approximately 5.41% of the total number of shares then outstanding for which new investors will have made a cash investment of $40,000, or $0.10 per share. Our existing stockholders will own approximately 94.59% of the total number of shares then outstanding for which they have made contributions of cash totaling $7,000, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders:

Existing Stockholders
Price per share	$0.001
Net tangible book value per share before offering	$0.000
Net tangible book value per share after 100% offering sold	$0.018
Increase to present stockholders in net tangible book value per share after offering	$0.018
Capital contributions	$7,000
Number of shares outstanding before the offering	7,000,000
Number of shares after offering held by existing stockholders	7,000,000
Percentage of ownership after offering	82.35%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.10
Dilution per share	$0.082
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	17.65%

Purchasers of Shares in this Offering if 75% Shares Sold
Price per share	$0.10
Dilution per share	$0.086
Capital contributions	$112,500
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	13.85%

Purchasers of Shares in this Offering if 50% Shares Sold
Price per share	$0.10
Dilution per share	$0.090
Capital contributions	$75,000
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	9.68%

Purchasers of Shares in this Offering if 26.66% Shares Sold
Price per share	$0.10
Dilution per share	$0.094
Capital contributions	$40,000
Number of shares after offering held by public investors	400,000
Percentage of ownership after offering	5.41%

PLAN OF DISTRIBUTION-TERMS OF THE OFFERING

Offering Will Be Sold by One of Our Officers

We will be offering up to a total of 1,500,000 shares of common stock, 400,000 shares minimum, 1,500,000 shares maximum. The offering price is $0.10 per share. We must sell a minimum of 400,000 shares in order to receive proceeds from the offering. The proceeds from the sale of the shares will be placed in the Escrow Account with the Escrow Agent. The . The proceeds from the sale of the shares shall be placed in the Escrow Account, until 400,000 shares have been sold. In the event that the minimum of 400,000 shares are not sold by the Termination Date of this offering , all funds shall be promptly returned to the investors without interest. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

If less than $40,000 is raised in the offering, then the Company will have to borrow money from its directors and officers. Mr. de Larrabeiti has agreed under the Agreement of April 20, 2003, to loan the money for the offering expenses under such circumstances.

We will sell the shares in this offering through Clive de Larrabeiti, one of our officers and directors. The offering will be sold in Europe and North America. Mr. de Larrabeiti plans to promptly sell our shares under this prospectus in Europe, upon effectiveness, even if at the time of the effectiveness, we have not yet registered in any State in the U.S.A. Mr. de Larrabeiti will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. de Larrabeiti will receive no commission from the sale of any shares. Mr. de Larrabeiti will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of his participation, an associated person of a broker-dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. de Larrabeiti has not sold and will not sell his securities until this offering is concluded. Mr. de Larrabeiti is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. de Larrabeiti is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker-dealer or associated with a broker-dealer. Mr. de Larrabeiti has not during the last twelve months and will not in the next twelve months offer or sell securities for any other corporation. Mr. Chung and Mr. Smith including any of their associated companies will not be participating in the selling of any securities of this offering.

Mr. de Larrabeiti will start to sell the securities in this offering only after our registration statement is declared effective by the SEC. He will not utilize the Internet to advertise our offering. Mr. de Larrabeiti intends to hold investment meetings where he will distribute the prospectus to potential investors and to his friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the effective date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, if we choose to do so.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Mayfair Mining & Minerals, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason and for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours from the time we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on August 14, 2002. We own a mining interest on the property located in British Columbia. We maintain our statutory registered agent's office at 4745 Caughlin Parkway, Ste. 200, Reno, Nevada, USA, 89509, and our business office is located at South Lodge, Paxhill Park, Lindfield, West Sussex, UK, RH16 2QY. Our telephone number is 44-(1444)-482872. Our offices are donated rent-free by our President. There is no monthly rental.

Background

In October of 2002, we acquired the rights to explore the mineral property in British Columbia containing six one unit claims in the name of Clive de Larrabeiti by acquiring it from Locke Goldsmith. Mr. Goldsmith is not an affiliate of the Company or its directors or officers. It cost us $441. The claims are recorded in Mr. de Larrabeiti's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed for a consideration of $10, the cost to transfer the claims, paid by us to Mr. de Larrabeiti.

Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500 (Canadian Dollars) and file other documents since we are a foreign corporation in Canada. An unrecorded deed is one in which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. On the same day, Mr. de Larrabeiti also executed a Statement of Trustee declaring that he holds the title of the property in trust for the Company, and will deliver full title on demand to the Company. Should Mr. de Larrabeiti transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. de Larrabeiti will be liable to us for monetary damages for breach of his warranty of title. We have decided that if silver, lead and zinc are discovered on the property and it is economical to remove these, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record the deed is solely within our province. The property was chosen by Clive de Larrabeiti. Should we determine not to proceed with our planned business operations, we will revert the claims back to Mr. de Larrabeiti for a consideration of $10, the cost to transfer the claims, which will be paid by Mr. de Larrabeiti to us. See "Risk Factors-Risks Associated With Our Company-10. The deed on the property on which we own mining interests has not been registered in our name. The recorded owner will have superior title to the property."

The property is located in an area where exploration dates from 1891. According to MINDEP Computer Files at the University of British Columbia, silver, lead and zinc were found in the claims adjacent to the property. We plan to perform a modern exploration program over the claims.

To date we have not performed any work on the property on which we own mining interests. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit exists on the property on which we own mining interests until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

The property is located on the lower slope of Whitewater Mountain at the north end of the Kokanee Range in the Selkirk Mountains. Highway 31A passes through the south part of the property, approximately 17 kilometres east of the Village of New Denver. Another accessible road departs northerly from Highway 31A at Retallack and enters the east-central parts of the property. Various trails provide additional access.

Claim Status

The following is a list of the claims:
Claim Name	Units	Tenure Number	Current Expiry Date
Silver Stone 1	1	301217	June 10, 2004
Silver Stone 2	1	301218	June 10, 2004
Silver Stone 3	1	301225	June 10, 2004
Silver Stone 4	1	301226	June 10, 2004
Silver Stone 5	1	301227	June 10, 2004
Silver Stone 6	1	301228	June 10, 2004

In order to maintain the title of the claims the holder must either record the exploration work carried out during the current anniversary year or pay cash in lieu. Value of work or cash in lieu required is $200 (Canadian Dollars) per unit per year.

Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements for additional years.

Physiography

The property lies between elevations of 1070 and 1650 metres. Vegetation is light at higher elevations to heavy at lower elevations. There is ample water and timber within the property to support all phases of exploration.

The property is usually snow-free from June through November, allowing a five to seven month exploration season. The property is within easy commuting distance of New Denver, which has grocery stores, restaurants, motel and banking facilities. The City of Nelson, which is one hour and a half by road to the south, is the nearest major center.

The source of power utilized on the property, if required during the three phases of exploration, will be portable diesel.

Property Geology

The Slocan Group of Jurassic age rocks which underlie most of the claims are composed of rocks, sand, clay, and mixtures of sand and clay, now solidified into sandstone (quartzite), claystone (slate) and an admixture of the two (argillite).

The original horizontal beds of various rocks have been tilted by processes of earth movement so that the beds are now on edge, with the long axis of the edges oriented in a north-northwesterly direction, with the slope so measured on the tops of the beds variable to the northeast and southwest. Intrusive rocks of variable composition have been injected into and are younger than Slocan Group rocks.

History of Previous Work

Our claims are in a historic mining district and are located between three former silver, lead and zinc producing mines. There is, however, no recorded history of prior exploration on our claims. No mineralization is known on our claims.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on the property on which we own mining interests and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate the property on which we own mining interests. We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We will have an independent geologist to oversee and conduct the exploration on the property on which we own mining interests. To date, we have not chosen a geologist because we do not need one at this time. Upon closing of this offering, we will hire an independent geologist.

The independent geologist will supervise the exploration program on the property. Upon completion of each phase of the program, the independent geologist will analyse the results in the form of a geological report that will contain recommendations for either continued exploration of the property or abandonment of the claims. These recommendations will be based on the independent geologist's assessment of the potential of the property to host an economic mineral deposit based on results from exploration performed on the property.

We intend to implement an exploration program and intend to proceed in the following phases:

Phase 1 is expected to cost $10,000 and is planned to include measurement of regular spacings from a reference location for sample sites, preliminary examination and description of rock and mineral types for use in preparation of maps which show the location and features of each rock or mineral occurrence, if present, and collection of rock and soil samples at the sites which have been measured from a reference location for analysis in a laboratory to determine the quantities of certain of the metallic and non-metallic elements in each sample. Phase 1 will take approximately one and a half months. We will rely on an independent consulting geologist's report based on his laboratory analysis. When we need this report, we will hire a geologist.

Subject to the results of the report provided by the geologist of Phase 1, we will continue to Phase 2. The Phase 2 program will consist of a detailed description of rock and mineral types for use in preparation of maps which show the location and features of each rock or mineral occurrence, if present. Phase 2 will also consist of a collection of rock and soil samples at additional sites which may be measured from a reference location for analysis in a laboratory to determine the quantities of certain of the metallic and non-metallic elements in each sample. Digging pits or trenches through soil to expose rock for purposes of sampling and description of rock or mineral occurrences might be part of the program. Trenches or pits could be 1 to 2 metres deep and could be from several metres to a hundred or more metres in length. A budget of $35,000 is estimated for Phase 2. Phase 2 will take approximately three months.

If we raise the maximum amount of this offering, before October 15, 2003, we will start Phase 1. We would complete Phase 1 at the end of November, 2003. If the Offering was completed before October 15, 2003 and Phase 1 was completed, we would start Phase 2 in the beginning of June, 2004 and complete Phase 2 at the end of August, 2004. We would then start Phase 3 in the beginning of September, 2004 and suspend work on Phase 3 at the end of November, 2004. We would then resume work on the property in the beginning of June, 2005 to the end of August, 2005. We cannot work on the property during the months of December through May as there is no access to the property because of snow in the region. We are not required to receive a permit for Phase 1. For Phase 2, the Ministry of Energy and Mines of BC issues a permit in approximately two weeks. If we would be unable to obtain or delayed in obtaining the permit on time, Phase 2 would have to be delayed and so would Phase 3, although we do not believe we will be unable to obtain or delayed in obtaining the permit.

Subject to the results provided by the geologist's report based on his laboratory analysis , of Phase 2, we will continue to Phase 3. Phase 3 is aimed at defining the depth, the width, the length, the tonnage, and the value per ton of any mineral body. Phase 3 will take about 6 months and cost up to $50,000. If the geologist based on his laboratory analysis, advises in his report that he recommends us not to proceed with the next Phase of the project, we will explore other mining properties.

The budget for each phase of this project includes the cost of hiring the geologist.

If we find mineralized materials, we intend to develop the reserves ourselves, and/or bring in other interested parties or partners. We plan to raise more money through private placements, public offerings or by bringing in other partners.

Competitive Factors

The mining industry is fragmented. We compete with other exploration companies looking for silver, lead and zinc. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the silver, lead and zinc mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from the property on which we own mining interests. Readily available silver, lead and zinc markets exist in Canada and around the world. Therefore, we will be able to sell any silver, lead and zinc that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulations. This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Phase I of our exploration program does not require a permit, from the British Columbia Government or agent of the British Columbia Government.

Phase II of our exploration program requires a permit, at no cost, from the district inspector, a provincial government agent. If there is a disturbance to the land, the Ministry of Energy and Mines of British Columbia may request a bond at their discretion. Exploration work that requires permitting includes:

  drilling, trenching and excavating using machinery;
  blasting;
  disturbance of ground by mechanical means;
  construction, modification, deactivation and reclamation of an exploration access;
  induced polarization surveys using exposed electrodes;
  site reclamation.

We are also required to give written or verbal notification to the district inspector prior to the commencement of exploration activities.

We are required to reclaim our mining claim after we have completed our exploration program. We must remove the garbage, drums of fuel, clean the spills and fill in the open trenches.

If our exploration program is successful and we decide to commence mineral production, we are required to submit to the Mines Branch District Manager a permit application for the project with a project report. Upon approval of the application, the Company will receive a Project Approval Certificate and a Mines Act Permit. Upon the receipt of the Mines Act Permit, we will commence mineral production.

Environmental Law

We are subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting Health, Safety, Archaeological Sites and exploration access.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and if exploration is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river or lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the full cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor and exploration work on the property on which we own mining interests. Our only technical employees will be Clive de Larrabeiti and Michael Smith, our officers and directors.

Employment and Employment Agreements

At present, we have no employees, other than Messrs. de Larrabeiti and Smith, our officers and directors, who are not paid any compensation for their services. Messrs. de Larrabeiti and Smith do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND

RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration-stage company, and have not yet generated or realized any revenues from our business operations. We are not a blank check company. We have no intentions of merging with any other companies or allowing ourselves to be acquired by another company, or to act as a blank check company as that term is defined under Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We must raise cash in order to implement our plan and stay in business.

To meet our needs for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to this offering and exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

If we raise the maximum amount of this offering prior to October 15, 2003, we will begin Phase 1 and complete Phase 1 at the end of November, 2003. Phase 1 would take approximately 1 and 1/2 months and cost $10,000. We would then start Phase 2 at the beginning of June, 2004 and complete Phase 2 at the end of August, 2004. Phase 2 would take approximately 3 months and would cost $35,000. We would start Phase 3 at the beginning of September, 2004 and complete Phase 3 at the end of August, 2005. Phase 3 would take approximately 6 months and would cost $50,000. We cannot work from December to May because of bad weather conditions. If we complete this offering, we will not need any more funding for Phases 1, 2 and 3. If we do not complete the offering, then we will have to raise more money through private placements, public offerings or by bringing in other partners. The money we raise from this offering will determine how long we can satisfy our cash requirements. If we do not raise enough funds, the Company will have to raise additional funds within the next 12 months.

If the results of Phase 1 or 2 are not successful and we choose not to continue Phase 2 or 3, we will seek to acquire other claims for exploration as we are an exploration company. We will not acquire claims from related parties.

We may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. We have not generated any revenues and no revenues are anticipated unless and until silver, lead and zinc are discovered on the property in which we have an interest. Accordingly, we must raise cash from other than the sale of the silver, lead and zinc. We will be conducting research in connection with the exploration of property on which we own mining interests. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees. Before completing the offering, our officers and directors will pay the costs associated with the operation, which include the offering expenses, as an interest free loan to the Company. Mr. de Larrabeiti in the Agreement with the Company dated April 20, 2003 agrees to provide interim financing up to $45,000 by free loans to the Company to satisfy the Company's current cash requirement and not to demand repayment of the loans except the loans used for the offering expenses prior to the completion of the offering. These will be re-paid from the proceeds of this offering.

Without assuming any funding from this offering and assuming the $45,000 to be provided from Mr. de Larrabeiti, we can satisfy our cash requirements for the next twelve months. As of the date of this prospectus, Mr. de Larrabeiti has loaned to us $16,536.

Limited Operating History-Need for Additional Cash

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration-stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our claims, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct research and exploration of the property on which we own mining interests before we start production of any minerals we may find. We are seeking equity financing to provide the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue to explore or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception to March 31, 2003.

We just recently acquired our mining interest on a property located in British Columbia and will commence the research and exploration of our mining operations on that property.

Since inception, Mr. de Larrabeiti has advanced to us the total sum of $16,456 for our corporate costs, mining interest acquisition consists and offering expenses required before the completion of the offering, and we issued 7,000,000 shares of common stock to raise money. Net cash provided by financing activities from inception to March 31, 2003, was $7,000, as a result of proceeds received from share subscriptions.

The amount of $6,215 that was paid for professional fees is broken down as follows:
Paid to lawyers regarding Sb-2	$5,000
Paid to lawyers to incorporate company and other corporate matters	$1,215
Total	$6,215

The amount $6,215 paid for professional fees and the amount of $441 paid for the acquisition of the claims totals $6,656.

Liquidity and Capital Resources

We issued 7,000,000 founders shares on August 14, 2002 for the amount of $7,000. Since our inception, Mr. de Larrabeiti advanced to us the total sum of $16,456, which is used for organizational and start-up costs, operating capital and offering expenses incurred prior to the completion of this offering. The loan does not bear interest and has not been repaid as of the date hereof and it is not due on a specific date. Mr. de Larrabeiti will accept repayment from us when the money is available. Mr. de Larrabeiti entered into an agreement with the Company on April 20, 2003 whereby he agrees not to demand the repayment from the proceeds of this offering except from the offering expenses that have been paid by loans before completion of this offering.

As of March 31, 2003, our total assets were $20,322, and our total liabilities were $16,613.

MANAGEMENT

Officers and Directors

Each of our directors is elected by stockholders for a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors for a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:
Full Name and Resident Address	Age	Positions
Clive de Larrabeiti, South Lodge, Paxhill Park, Lindfield, West Sussex, UK, RH16 2QY	53	President, Secretary, Treasurer and Director
Michael Smith Ballechin Home Farm, Ballinluig by Pitlochry, Perthshire, PH9 0LW Scotland, UK	59	Director
Paul Chung 2020 No. 4 Road, Richmond, BC, V6X 2L3	45	Director

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Clive de Larrabeiti has been our President, Secretary, Treasurer and member of our board of directors since the inception of our business. Mr. de Larrabeiti has devoted approximately 20% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. de Larrabeiti has been involved in the finance industry and public equity markets in Europe and North America for 22 years.

Since September, 2002, he has been a Vice-President and Officer of Miranda Gold Corp., a natural resource company listed on the TSX Venture Exchange (the "TSX") (MAD:TSX)

Since September, 2002, he has been a corporate consultant with Senate Capital Group, a venture capital company in British Columbia, Canada.

From July, 1998 until March, 2002, he was a Director and Vice-President of Net Nanny Software International Inc., listed on the TSX and the OTCBB (NNS:TSX, NNSWF:OTCBB)

Dr. Michael Smith has been a member of our board of directors since the inception of our business. Dr. Smith has devoted approximately 10% of his time to our business and intends to devote this amount of time in the future.

Dr. Smith was awarded a First Class Honours Bachelors Degree in Geology from Durham University of the UK in 1965. He received a PH. D. in Geology from Strathclyde University of the UK in 1974.

Dr. Smith is a Fellow of the Institution of Mining, Metallurgy and Materials of the UK, a Chartered Engineer of the Confederation of Engineering Institutions in the UK, a Euro Engineer of FEANI (Federation European Associations National Ingineurs), a Member of the Irish Association of Exploration Geologists and a Member of the Gemmological Association of the UK.

Since 1995 he is the owner of Natural Resources Developments, a company in the UK providing gold and precious stones consultancy to international clients as well as to agencies of the European Commission and the World Bank.

Dr. Smith has provided geological evaluations, reserves assessment and geological consultancy in Africa, Europe and North and South America.

Mr. Paul Chung has been a member of our board of directors since the inception of our business. Mr. Chung has devoted approximately 2% of his professional time to our business and intends to continue to devote this amount of time in the future.

Paul Chung received a Bachelor of Science (Geology) degree from the University of British Columbia in 1981.

Mr. Chung received an MBA from Athabasca University, Alberta, Canada in 2001.

Mr. Chung has been involved in venture capital markets through his involvement in various public and private companies. Since 1994 he has been a director of TNR Resources Ltd., a natural resource exploration company which is listed on the TSX (TRR:TSX).

Since 1998 he has been a director of Secureview Systems Inc., a natural resource and remote control video camera company which trades on the OTCBB (SCVWF:OTCBB).

Since 1984 he has been the President of Boa Services Ltd., a private company in British Columbia providing management consulting services.

Since 2001 he has been the President of Clear Energy Systems Inc., a private start-up company in Phoenix, Arizona for the production of power generators.

Since 1988, Mr. Chung has been President of Icon Management Ltd., a private British Columbia Company, 100% wholly owned by Mr. Chung. Icon Management provides administrative and management services to clients.

Conflicts of Interest

We believe that Messrs. de Larrabeiti and Chung will be subject to conflicts of interest. The conflicts of interest arise from their relationships with other mining operations. In the future, Messrs. de Larrabeiti and Chung will continue to be involved in the mining business for other entities and their involvement could create a conflict of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts we foresee are Messrs. de Larrabeiti's and Chung's devotion of time to mining projects that do not involve us.

Specifically, Mr. de Larrabeiti is a Vice-President of Miranda Gold Corp. and Mr. Chung is a director of TNR Resources Ltd. and Secureview Systems Inc., all of which are involved in the mining business.

EXECUTIVE COMPENSATION

Messrs. de Larrabeiti, Smith and Chung, our officers and directors, are not compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so. The proceeds of this offering will not be used to compensate them.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to a proceeding, including any lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may also be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors and officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of more than 5% or more of the total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares:
Name and Address of Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering if All of The Shares are Sold in the Offering	Percentage of Ownership if No Shares are Sold in the Offering
Clive de Larrabeiti South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY, UK	5,000,000	5,000,000	58.82	71.43
Michael Smith Ballechin Home Farm, Ballinluig by Pitlochry, Perthshire, PH9 0LW, Scotland, UK	1,000,000	1,000,000	11.76	14.29
Ali Abood PO Box 116 Stanmore Middlesex, HA7 2TJ, UK	1,000,000	1,000,000	11.76	14.29
Paul Chung 2020 No. 4 Rd. Richmond, BC Canada, V6X 2L3	nil	nil	nil	nil
Total	7,000,000	7,000,000	82.35	100
All Officers and Directors as a Group (2 persons)	6,000,000	6,000,000	70.59	85.71

The persons named above may be deemed to be parents and promoters of our company within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings. However, Mr. de Larrabeiti and Mr. Smith are the only promoters of our company.

Future Sales by Existing Stockholders

A total of 7,000,000 shares of common stock were issued to existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will immediately be resaleable, and sales of all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common shares with a par value of $0.001 per share. The holders of our common shares:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Penny Stock

Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience and objectives of the person; and

  make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See "Risk Factors-Risks Associated With This Offering- 3. Because there is no public trading market for our common shares, you may not be able to resell our shares."

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in that event the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 82.35% of our outstanding shares.

A simple majority vote is required for shareholders to take action.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further we will not voluntarily send you an annual report. We will be required to file reports with the SEC under Section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC, 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Market Information

There is no public trading market for our common shares. No common shares of our company are subject to outstanding options or warrants to purchase. No securities are convertible into common shares. The number of common shares that could be sold pursuant to Rule 144 of the Securities Act are the common shares held by Clive de Larrabeiti, Michael Smith and Ali Abood, which total 7,000,000 common shares. We have not been advised that they want to register under this prospectus.

Stock Transfer Agent

Our stock transfer agent for our securities is Signature Stock Transfer Inc., 14675 Midway Road, Suite 221, Dallas, Texas, USA, 75244.

CERTAIN TRANSACTIONS

In August 2002, we issued a total of 6,000,000 shares of restricted common stock to Mr. Clive de Larrabeiti and Mr. Michael Smith, officers and directors of the company for the sum of $6,000. We also issued a total of 1,000,000 shares of restricted common stock to Mr. Ali Abood for the sum of $1,000.

Since our inception, Mr. de Larrabeiti advanced demand loans to us in the total sum of $16,456, which were used for organizational, start-up costs, operating capital and offering expenses incurred prior to the completion of this offering. The loans are demand loans having no specific due date and do not bear interest and have not been repaid as of the date hereof. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations".

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to November 30, 2002, included in this prospectus, have been audited by Morgan and Company, as set forth in their report included in this prospectus.

LEGAL MATTERS

Fraser and Company, Barristers and Solicitors, 1200 - 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2, telephone (604) 669-5244 have acted as legal counsel for our company.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by management of the company and reported on by an Independent Certified Public Accountant.

Our audited financial statements from inception to November 30, 2002, immediately follow:
Audited Financial Statements
Independent Auditor's Report
Financial Statements
Balance Sheet
Statement of Loss and Deficit
Statement of Cash Flows
Statement of Stockholders' Equity

Unaudited Financial Statements
Interim Financial Statements
Balance Sheet
Statement of Loss and Deficit
Statement of Cash Flows
Statement of Stockholders' Equity

MAYFAIR MINING & MINERALS, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

NOVEMBER 30, 2002

(Stated in U.S. Dollars)

INDEPENDENT AUDITORS' REPORT

To the Directors

Mayfair Mining & Minerals, Inc.

(An exploration stage company)

We have audited the balance sheet of Mayfair Mining & Minerals, Inc. (an exploration stage company) as at November 30, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception, August 14, 2002, to November 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2002 and the results of its operations and cash flows for the period from inception, August 14, 2002, to November 30, 2002, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company has incurred a net loss of $3,156 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.	"Morgan & Company"
December 10, 2002	Chartered Accountants

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

BALANCE SHEET

NOVEMBER 30, 2002
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$16,800

Deferred Share Issue Costs	3,500
Mineral Property Interest (Note 3)	-

$20,300

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
75,000,000 Common shares, par value $0.001 per share

Issued and outstanding:
7,000,000 Common shares	$7,000

Additional paid-in capital	16,456

Deficit Accumulated During The Exploration Stage	(3,156)

$20,300

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

PERIOD FROM INCEPTION, AUGUST 14, 2002, TO NOVEMBER 30, 2002

(Stated in U.S. Dollars)

Expenses
Organizational costs	$1,215
Professional fees	1,500
Mineral property acquisition costs	441

Net Loss For The Period	3,156

Deficit Accumulated During The Exploration Stage, Beginning Of Period	-

Deficit Accumulated During The Exploration Stage, End Of Period	$3,156

Basic And Diluted Loss Per Share	$0.01

Weighted Average Number Of Shares Outstanding	7,000,000

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, AUGUST 14, 2002, TO NOVEMBER 30, 2002

(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(3,156)

Cash Flows From Financing Activities
Share capital issued	7,000
Deferred share issue costs	(3,500)
Related party loan payable (Note 4)	16,456
19,956

Increase In Cash	16,800

Cash, Beginning Of Period	-

Cash, End Of Period	$16,800

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

NOVEMBER 30, 2002

(Stated in U.S. Dollars)
				DEFICIT
	COMMON STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Shares issued for cash at $0.001	7,000,000	$7,000	$-	$-	$7,000
Related party loan payable contributed as capital (Note 4)	-	-	16,456	-	16,456
Net loss for the period	-	-	-	(3,156)	(3,156)

Balance, November 30, 2002	7,000,000	$7,000	$16,456	$(3,156)	$20,300

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002

(Stated in U.S. Dollars)

1.    NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A., on August 14, 2002.

b)    Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)    Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,156 for the period from inception, August 14, 2002, to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.    SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

MAYFAIR MINING & MINERALS, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002

(Stated in U.S. Dollars)

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)    Organizational and Start Up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

b)    Deferred Share Issue Costs

The Company defers all direct costs of obtaining proceeds from a public offering to be deducted from additional paid-in capital upon completion of the public offering.

c)    Mineral Property Acquisition Payments and Exploration Costs

The Company expenses all costs related to the acquisition and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

d)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

e)    Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary items at the rate prevailing at the balance sheet date;

ii)     non-monetary items at the historical exchange rate;

iii)    revenue and expense at the average rate in effect during the applicable accounting period.

MAYFAIR MINING & MINERALS, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002

(Stated in U.S. Dollars)

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)    Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

3.    MINERAL PROPERTY INTEREST

The Company has acquired a 100% interest in six mineral claims located in the Slocan Mining Division of British Columbia, Canada.

4.    RELATED PARTY LOAN PAYABLE

The loan, which is owing to a director, and principal shareholder, is unsecured and interest free with no specific terms of repayment.

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

INTERIM FINANCIAL STATEMENTS

MARCH 31, 2003
(Unaudited)
(Stated in U.S. Dollars)

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

INTERIM BALANCE SHEET
(Unaudited)
(Stated in U.S. Dollars)

	MARCH 31	NOVEMBER 30
	2003	2002

ASSETS

Current
Cash	$6,748	$16,800

Deferred Share Issue Costs	13,574	3,500
Mineral Property Interest (Note 4)	-	-

	$20,322	$20,300

LIABILITIES

Current
Accounts payable and accrued liabilities	$77	$-

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
75,000,000 Common shares, par value $0.001 per share

Issued and outstanding:
7,000,000 Common shares at March 31, 2003 and November 30, 2002	7,000	7,000

Additional paid-in capital	16,536	16,456

Deficit Accumulated During The Exploration Stage	(3,291)	(3,156)
	20,245	20,300

	$20,322	$20,300

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

INTERIM STATEMENT OF LOSS AND DEFICIT
(Unaudited)
(Stated in U.S. Dollars)

		CUMULATIVE
		FROM DATE
	FOUR	OF INCEPTION
	MONTHS	AUGUST 14
	ENDED	2002 TO
	MARCH 31	MARCH 31
	2003	2003

Expenses
Office and sundry	$135	$135
Organizational costs	-	1,215
Professional fees	-	1,500
Mineral property acquisition costs	-	441

Net Loss For The Period	135	$3,291

Deficit Accumulated During The Exploration Stage, Beginning Of Period	3,156

Deficit Accumulated During The Exploration Stage, End Of Period	$3,291

Basic And Diluted Loss Per Share	$0.01

Weighted Average Number Of Shares Outstanding	7,000,000

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

INTERIM STATEMENT OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

		CUMULATIVE
		FROM DATE OF
	FOUR	INCEPTION
	MONTHS	AUGUST 14
	ENDED	2002 TO
	MARCH 31	MARCH 31
	2003	2003

Cash Flows From Operating Activities
Net loss for the period	$(135)	$(3,291)

Adjustments To Reconcile Net Income To Net Cash Used By Operating Activities
Accounts payable	77	77
	(58)	(3,214)

Cash Flows From Financing Activities
Share capital issued	-	7,000
Deferred share issue costs	(10,074)	(13,574)
Related party loan payable (Note 5)	80	16,536
	(9,994)	9,962

Increase (Decrease) In Cash	(10,052)	6,748

Cash, Beginning Of Period	16,800	-

Cash, End Of Period	$6,748	$6,748

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

MARCH 31, 2003
(Unaudited)
(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Shares issued for cash at $0.001	7,000,000	$7,000	$-	$-	$7,000
Related party loan payable contributed as capital (Note 5)	-	-	16,456	-	16,456
Net loss for the period	-	-	-	(3,156)	(3,156)

Balance, November 30, 2002	7,000,000	7,000	16,456	(3,156)	20,300

Related party loan payable contributed as capital (Note 5)	-	-	80	-	80
Net loss for the period	-	-	-	(135)	(135)

Balance, March 31, 2003	7,000,000	$7,000	$16,536	$(3,291)	$20,245

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

MARCH 31, 2003
(Unaudited)
(Stated in U.S. Dollars)

1.    BASIS OF PRESENTATION

The interim financial statements as of March 31, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2002 audited financial statements and notes thereto.

2.    NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A., on August 14, 2002.

b)    Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)    Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,291 for the period from inception, August 14, 2002, to March 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

MARCH 31, 2003
(Unaudited)
(Stated in U.S. Dollars)

3.    SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)    Organizational and Start Up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

b)    Deferred Share Issue Costs

The Company defers all direct costs of obtaining proceeds from a public offering to be deducted from additional paid-in capital upon completion of the public offering.

c)    Mineral Property Acquisition Payments and Exploration Costs

The Company expenses all costs related to the acquisition and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

d)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

MAYFAIR MINING & MINERALS, INC.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

MARCH 31, 2003
(Unaudited)
(Stated in U.S. Dollars)

3.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)    Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)    monetary items at the rate prevailing at the balance sheet date;

ii)    non-monetary items at the historical exchange rate;

iii)    revenue and expense at the average rate in effect during the applicable accounting period.

f)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

g)    Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At March 31, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

4.    MINERAL PROPERTY INTEREST

The Company has acquired a 100% interest in six mineral claims located in the Slocan Mining Division of British Columbia, Canada.

5.    RELATED PARTY LOAN PAYABLE

The loan, which is owing to a director and principal shareholder, is unsecured and interest free with no specific terms of repayment.

Until __________, 2003 (which is 40 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such, is as follows:

1. Article XL of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:
SEC Registration Fee	$13.80
Printing Expense	$4,000
Accounting Fees and Expenses	$4,000
Legal Fees and Expenses	$21,250
Blue Sky Fees and Expenses	$5,000
Transfer Agent Fees	$3,000
Miscellaneous Expenses	$2,736.20
TOTAL:	$40,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Clive de Larrabeiti South Lodge, Paxhill Park, Lindfield, West Sussex, RH16 2QY, UK	August 14, 2002	5,000,000	$5,000
Michael Smith Ballechin Home Farm, Ballinluig by Pitlochry, Perthshire, PH9 0LW, Scotland, UK	August 14, 2002	1,000,000	$1,000
Ali Abood PO Box 116 Stanmore, Middlesex, HA7 2TJ, UK	August 14, 2002	1,000,000	$1,000

We issued the foregoing restricted shares of common stock to Mr. de Larrabeiti, Mr. Smith and Mr. Abood under Section 4(2) of the Securities Act of 1933. All of them are sophisticated investors and in possession of all material information relating to the Company. Mr. de Larrabeiti is also an officer and director and Mr. Smith is a director of the company. Further no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.
Exhibit No.	Document Description
3.1*	Articles of Association
3.2*	Bylaws
4.1*	Specimen Stock Certificate
5.1*	Opinion of Fraser and Company, Barristers and Solicitors, regarding the legality of the securities being registered
10.1*	Bill of Sale Absolute
10.2*	Statement of Trustee
10.3*	Deed
10.4*	Agreement between de Larrabeiti and the Company
10.5*	Agreement between Goldsmith and Clive de Larrabeiti
10.6	Escrow Agreement
23.1	Consent of Auditors
23.2	Consent of Fraser and Company
99.1	Subscription Agreement

*  Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on December 20, 2002, February 12, 2003, March 26, 2003 and May 9, 2003.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that of which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c. To include any additional or changed material information with respect to the plan of distribution.

2. For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereto authorized, in Lindfield, West Sussex, UK on this 12th day of June, 2003 .

MAYFAIR MINING & MINERALS, INC.

By: /s/ "Clive de Larrabeiti

Clive de Larrabeiti,

President and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appear below constitutes and appoints Clive de Larrabeiti, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
(Signature)	/s/ "Clive de Larrabeiti"
Clive de Larrabeiti
(Title)	President and Director
(who also performs the function of principal financial officer and principal accounting officer)
(Date)	June 12, 2003

(Signature)	/s/ "Paul Chung"
Paul Chung
(Title)	Director
(Date)	June 12, 2003